EXHIBIT 4.4


            ZERO YIELD PUTTABLE SECURITIES (ZYPSsm) DUE MAY 15, 2023

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

           (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS A NON-U.S. PERSON OUTSIDE THE UNITED STATES ACQUIRING THE SECURITY IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

           (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO A NON-U.S. PERSON OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

           (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

           IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(E) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY EVIDENCED HEREBY. AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                            COMVERSE TECHNOLOGY, INC.

            ZERO YIELD PUTTABLE SECURITIES (ZYPSsm) DUE MAY 15, 2023

CUSIP No.
          -----------

No.           $
    --------   ----------------

           Comverse Technology, Inc., a corporation duly organized and existing under the laws of the State of New York (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ________________ ($____________) U.S. Dollars on May 15, 2023. This Security shall bear no interest except that the Company shall be required to pay Liquidated Damages if the Company does not comply with certain obligations to register the Securities as set forth in the Registration Right Agreement.

           Payments of principal and premium, if any, shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment of Liquidated Damages, if any, on this Security may be made by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or upon application by the Holder to the Security Registrar not later than the relevant Record Date, by wire transfer to a U.S. Dollar account (to Holders of an aggregate principal amount in excess of U.S. $3,500,000).

           Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by the manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated:

                               COMVERSE TECHNOLOGY, INC.

                               By:
                                   -------------------------------------------
                                   Name: David Kreinberg
                                   Title: Executive Vice President and
                                          Chief Financial Officer




                               Attest:

                               By:
                                   -------------------------------------------
                                   Name:
                                   Title:





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                     ---------------------------------------

           This is one of the Securities described in the within-named
Indenture.


                               JPMORGAN CHASE BANK,
                               as Trustee

                               By:
                                   -------------------------------------------
                                   Authorized Signatory

                          [FORM OF REVERSE OF SECURITY]

                            COMVERSE TECHNOLOGY, INC.

                     ZERO YIELD PUTTABLE SECURITIES (ZYPSsm)
                                DUE MAY 15, 2023

           This Security is one of a duly authorized issue of Securities of the Company designated as its "Zero Yield Puttable Securities (ZYPSsm) due May 15, 2023" (herein called the "Securities"), limited in aggregate principal amount to U.S. $350,000,000 (subject to increase as provided in the Indenture (as hereinafter defined) of up to an additional $70,000,000 aggregate principal amount), issued and to be issued under an Indenture, dated as of May 7, 2003 (herein called the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities there under of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, except as provided below, at the office or agency of the Company in The City of New York, or at such other offices or agencies as the Company may designate.

           The Securities shall bear no interest except that the Company shall be required to pay Liquidated Damages if the Company does not comply with certain obligations to register the Securities as set forth in the Registration Right Agreement. Liquidated Damages, if any, on the Securities, from May 7, 2003 or from the most recent Liquidated Damages Payment Date to which Liquidated Damages has been paid or duly provided for, semiannually in arrears on May 15 and November 15 in each year (each a "Liquidated Damages Payment Date"), commencing November 15, 2003, at the rate specified in Section 3 of the Registration Rights Agreement. The Liquidated Damages, if any, so payable, and punctually paid or duly provided for, on any Liquidated Damages Payment Date will, as provided in the Indenture, be paid to the Person in whose name a Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Liquidated Damages, which shall be May 1, (whether or not a Business Day) next preceding a May 15 Liquidated Damages Payment Date and November 1, (whether or not a Business Day) next preceding a November 15 Liquidated Damages Payment Date. Except as otherwise provided in the Indenture, Liquidated Damages, if any, not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name a Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

           Reference is made to Article 10 of the Indenture regarding the Company's right to optionally redeem the Securities, which is incorporated into this Security by reference as if stated herein in its entirety.

           Reference is made to Article 11 of the Indenture regarding the Company's obligations to the Holders upon a Specific Repurchase Date or a Designated Event and the Holders' rights to require the Company to repurchase their Securities upon Specific Repurchase Date or a Designated Event, which is incorporated into this Security by reference as if stated herein in its entirety.

           Reference is made to Article 12 of the Indenture regarding the Holders' right to convert their Securities and related matters, which is incorporated into this Security by reference as if stated herein in its entirety.

           Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the U.S. Securities Exchange Act of 1934, upon the request of a Holder of a Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or to a purchaser of such Security designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

           If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

           No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and Liquidated Damages, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash in lieu of conversion) as provided in the Indenture.

           Pursuant to the Registration Rights Agreement, upon the effectiveness of the Shelf Registration Statement, each Holder must notify the Company not later than three Business Days prior to any proposed sale by such Holder of Securities pursuant to the Shelf Registration Statement (a "Sale Notice"), which notice shall be effective for five Business Days. The Company may, upon written notice to such Holder, suspend such Holder's use of the prospectus (which is part of the Shelf Registration Statement) for a reasonable period not to exceed 60 days if the Company in its reasonable judgment believes it may possess material non-public information the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole. Each Holder of this Security, by accepting the same, agrees to hold any communication by the Company in response to a Sale Notice in confidence.

           As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Securities is registrable on the Security Register upon surrender of a Security for registration of transfer at the office or agency of the Company in The City of New York or, subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any such Transfer Agent, at the Corporate Trust Office of the Trustee in The City of New York or at the offices of the Transfer Agents described herein or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

           The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security may be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO SUCH STATE'S CONFLICT OF LAWS PRINCIPLES.

           All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ASSIGNMENT

           For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

           In connection with any transfer of the within Security occurring within two years of the original issuance of such Security (unless such Security is being transferred pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Security is being transferred:

                     To the Company or a subsidiary thereof; or

                     Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended;

                     Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

                     Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

                     The transferee is an Affiliate of the Company.

           Dated:
                  ----------------------------------


           -----------------------------------------
           Signature(s)

           Signature(s) must be guaranteed by an eligible
           Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule
           17Ad-15 if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the required holder.



           -----------------------------------------
           Signature Guarantee



NOTICE: The signature must correspond with the name as written upon the face of the Security in every particular without alternation or enlargement or any change whatever.

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE
                                -----------------

TO:        Comverse Technology, Inc.

           The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of Liquidated Damages, if any, accompanies this Security.

           Dated:
                     ----------------------------------



           --------------------------------------------
           Signature(s)

           Signature(s) must be guaranteed by an eligible
           Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule
           17Ad-15 if shares of Common Stock are to be issued, or Securities to be delivered, other than to and in the name of the required holder.


           --------------------------------------------
           Signature Guarantee



NOTICE: The signature must correspond with the name as written upon the face of the Security in every particular without alternation or enlargement or any change whatever.

           Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:



           -----------------------------------------------
           (Name)

           -----------------------------------------------
           (Street Address)

           -----------------------------------------------
           (City, State and Zip Code)

           Please print name and address



                     Principal amount to be converted (if less than all):

                     $ ________,000


                     --------------------------------------------------------
                     Social Security or Other Taxpayer Identification Number:

           [FORM OF OPTION TO ELECT REPURCHASE UPON A DESIGNATED EVENT
                          OR SPECIFIC REPURCHASE DATE]

                        REPURCHASE EVENT PURCHASE NOTICE
                        --------------------------------

TO:        Comverse Technology, Inc.

           The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Comverse Technology, Inc. (the "Company") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with accrued Liquidated Damages, if any, to, but excluding, such date, to the registered holder hereof, in cash or, at the Company's election upon a Designated Event and subject to certain conditions contained in the Indenture, in Common Stock.


           Dated:
                     -----------------------------


           ---------------------------------------
           Signature(s)


           -------------------------------------------------------
           Social Security or Other Taxpayer Identification Number


           Principal amount to be repaid (if less than all):  $       ,000
                                                               -------



NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alternation or enlargement or any change whatever.